Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-233852) of China Natural Resources, Inc. and in the related Prospectus of our report dated June 12, 2020, with respect to the consolidated financial statements of China Natural Resources, Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young Hua Ming LLP

Beijing, The People’s Republic of China

June 12, 2020